AJ. ROBBINS, P.C.
                          CERfTFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                    SUITE 600
                                DENVER, CO 80202





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation by reference in this Registration Statement of Manhattan Scientifics, Inc., on Form S-8, of our report dated February 4, 2005, (which includes an emphasis paragraph relating to the Company's ability to continue as a going concern) for the year ended December 31, 2004 and all references to our firm included in this Registration Statement.





                                            /s/ AJ. ROBBINS, P.C.
                                                AJ. ROBBINS, P.C.
                                                CERTIFIED PUBLIC ACCOUNTANTS






Denver, Colorado
June 3, 2005